EXHIBIT 99.1

PCTEL Reports $20.6 Million in First Quarter Revenue

BLOOMINGDALE, Illinois – May 7, 2019 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the first quarter ended March 31, 2019.

Highlights

•

Revenue of $20.6 million in the quarter, 5% lower compared to the prior year. Compared to the first quarter 2018, the first quarter revenue was higher by 38% for the test and measurement product line and lower by 15% for the antenna product line.

•

Gross profit margin of 42.0% in the quarter, up 5.8% compared to gross profit margin in the prior year. The increase in the quarter is a result of improved profitability for scanning receivers and antennas.

•	GAAP net loss per share of $0.02 in the quarter compared to a GAAP loss of $0.05 per share in the quarter last year.

•

Non-GAAP net income and adjusted EBITDA are measures the Company uses to reflect the results of its core earnings. A reconciliation of those non-GAAP measures to our financial statements is provided later in the press release.

•	Non-GAAP net income per share of $0.04 in the quarter compared to a net loss of $0.01 in the first quarter last year.

•	Adjusted EBITDA margin as a percent of revenue of 7% in the quarter compared to 2% in the prior year.

•	$35.0 million of cash and short-term investments at March 31, 2019 and no debt.

“We are pleased that early demand for 5G test and measurement tools continues to drive revenue growth and profitability for scanning receivers.  We expect this to continue as wireless operators deploy 5G networks in the US, Europe and Asia,” said David Neumann, PCTEL’s CEO.  “In addition, 5G and enterprise Wi-Fi networks require engineered antenna and radio systems to enable industrial IoT for both public and private applications.  We are positioned well to provide our antenna solutions for these applications in enterprise wireless, intelligent transportation and industrial IoT markets.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 782-2072 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 1689797. The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 1689797.

About PCTEL

PCTEL, Inc. is a leading global supplier of antennas and wireless network testing solutions. Founded in 1994, we are currently celebrating our 25th anniversary. PCTEL’s precision antennas are deployed in small cells, enterprise Wi-Fi access points, fleet management and transit systems, and in equipment and devices for the Industrial Internet of Things (IIoT). We offer in-house design, testing, radio integration, and manufacturing capabilities for our customers. PCTEL’s test and measurement tools improve the performance of wireless networks globally, with a focus on LTE, public safety, and emerging 5G technologies. Network operators, neutral hosts, and equipment manufacturers rely on our scanning receivers and testing solutions to analyze, design, and optimize their networks.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding our future financial performance, growth of our antenna solutions and test and measurement businesses, the impact of our redefined market segments and our 2018 cost reduction actions, the anticipated demand for certain products including those related to antennas, the industrial IoT and the rollout of 5G, the impact of tariffs on certain imports from China, and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of data densification and IoT on capacity and coverage demand, impact of 5G, customer demand for these types of products and services generally including demand from customers in China, growth and continuity in PCTEL’s defined market segments, and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2019 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanMichael Rosenberg

CFODirector of Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 372-6800(301) 444-2046

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$4,455	$4,329
Short-term investment securities	30,586	30,870
Accounts receivable, net of allowances of $86 and $63 at March 31, 2019 and December 31, 2018, respectively	16,427	15,864
Inventories, net	12,919	12,848
Prepaid expenses and other assets	1,541	1,416
Total current assets	65,928	65,327

Property and equipment, net	11,740	12,138
Goodwill	3,332	3,332
Intangible assets, net	789	1,029
Other noncurrent assets	1,531	45
TOTAL ASSETS	$83,320	$81,871
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$6,881	$6,083
Accrued liabilities	6,668	5,801
Total current liabilities	13,549	11,884
Long-term liabilities	868	381
Total liabilities	14,417	12,265
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,417,701 and 18,271,249 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	18	18
Additional paid-in capital	133,320	133,859
Accumulated deficit	(64,372)	(64,055)
Accumulated other comprehensive loss	(63)	(216)
Total stockholders’ equity	68,903	69,606
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$83,320	$81,871

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018

REVENUES	$20,590	$21,731
COST OF REVENUES	11,932	13,867
GROSS PROFIT	8,658	7,864
OPERATING EXPENSES:
Research and development	3,003	2,940
Sales and marketing	2,798	3,028
General and administrative	3,253	2,993
Amortization of intangible assets	73	124
Total operating expenses	9,127	9,085
OPERATING LOSS	(469)	(1,221)
Other income, net	162	51
LOSS BEFORE INCOME TAXES	(307)	(1,170)
Expense (benefit) for income taxes	10	(312)
NET LOSS	$(317)	$(858)

Net Loss per Share:
Basic	$(0.02)	$(0.05)
Diluted	$(0.02)	$(0.05)
Weighted Average Shares:
Basic	17,617	17,056
Diluted	17,617	17,056

Cash dividend per share	$0.055	$0.055

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
.	2019	2018

Operating Activities:
Net loss	$(317)	$(858)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	711	674
Intangible asset amortization	240	290
Stock-based compensation	882	668
Loss on disposal of property and equipment	0	10
Restructuring costs	(3)	(11)
Bad debt provision	7	15
Deferred tax provision	0	(236)
Changes in operating assets and liabilities:
Accounts receivable	(512)	(350)
Inventories	38	321
Prepaid expenses and other assets	23	(250)
Accounts payable	554	(64)
Income taxes payable	(22)	(3)
Other accrued liabilities	(39)	(1,808)
Deferred revenue	(23)	14
Net cash provided by (used in) operating activities	1,539	(1,588)
Investing Activities:
Capital expenditures	(311)	(884)
Proceeds from disposal of property and equipment	0	14
Purchases of investments	(13,893)	(7,266)
Redemptions/maturities of short-term investments	14,177	17,480
Net cash (used in) provided by investing activities	(27)	9,344
Financing Activities:
Proceeds from issuance of common stock	338	364
Payment of withholding tax on stock-based compensation	(743)	(289)
Principle payments on capital leases	(26)	(24)
Cash dividends	(1,016)	(995)
Net cash used in financing activities	(1,447)	(944)

Net increase in cash and cash equivalents	65	6,812
Effect of exchange rate changes on cash	61	81
Cash and cash equivalents, beginning of period	4,329	5,559
Cash and Cash Equivalents, End of Period	$4,455	$12,452

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)

(in thousands)

	Three Months Ended March 31, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$15,088	$5,535	$(33)	$20,590

GROSS PROFIT	$4,861	$3,785	$12	$8,658

GROSS PROFIT %	32.2%	68.4%		42.0%

	Three Months Ended March 31, 2018
	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$17,764	$3,999	$(32)	$21,731

GROSS PROFIT	$5,198	$2,670	$(4)	$7,864

GROSS PROFIT %	29.3%	66.8%		36.2%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (loss)

		Three Months Ended March 31,
		2019	2018

	Operating Loss	$(469)	$(1,221)

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	167	167
	-Operating expenses	73	124
	Stock Compensation:
	-Cost of revenues	103	88
	-Engineering	172	138
	-Sales & marketing	180	131
	-General & administrative	427	311
		1,122	959
	Non-GAAP Operating Income (Loss)	$654	$(262)
	% of revenue	3.2%	-1.2%

Reconciliation of GAAP net loss to non-GAAP net income (loss)

		Three Months Ended March 31,
		2019	2018

	Net Loss	$(317)	$(858)

	Adjustments:
(a)	Non-GAAP adjustment to operating loss	1,122	959
	Income Taxes	(56)	(295)
		1,067	664
	Non-GAAP Net (Loss) Income	$750	$(194)

	Non-GAAP (Loss) Income per Share:
	Basic	$0.04	$(0.01)
	Diluted	$0.04	$(0.01)

	Weighed Average Shares:
	Basic	17,617	17,056
	Diluted	17,660	17,056

This schedule reconciles the Company's GAAP operating loss to its non-GAAP operating (loss) income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating loss (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net loss include the non-GAAP adjustments to operating loss as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating loss to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018

Operating Loss	$(469)	$(1,221)

Add:
Depreciation and amortization	711	674
Intangible amortization	240	291
Stock compensation expenses	882	668
Adjusted EBITDA	$1,365	$412
% of revenue	6.6%	1.9%

This schedule reconciles the Company's GAAP operating loss to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.